Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2016 with respect to the audited financial statements of McorpCX, Inc. for the year ended December 31, 2015.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 28, 2016